UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

April 23, 2010

Dear InfuSystem Holdings, Inc. Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of the Stockholders of InfuSystem Holdings, Inc., a Delaware corporation. The Annual Meeting will be held on Thursday, May 27, 2010, commencing at 1:00 p.m. Eastern Time at our offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071. We look forward to meeting with as many of our stockholders as possible. At the Annual Meeting, we will (i) elect eight directors, (ii) act upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and (iii) consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

There will also be a report on our business, and you will have an opportunity to ask questions about the Company.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement.

Yours sincerely,

Sean McDevitt
Chief Executive Officer

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

Notice of Annual Meeting of Stockholders

To Be Held on Thursday, May 27, 2010

            April 23, 2010

To the Stockholders of InfuSystem Holdings, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of InfuSystem Holdings, Inc., a Delaware corporation, has been called and will be held on Thursday, May 27, 2010, commencing at 1:00 p.m. Eastern Time at the offices of InfuSystem Holdings, Inc., located at 31700 Research Park Drive, Madison Heights, Michigan 48071, for the following purposes:

1.	to elect eight members to the Board of Directors;

2.	to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	to consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record at the close of business on March 29, 2010, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Janet Skonieczny
Secretary
InfuSystem Holdings, Inc.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE AVAILABLE TOLL-FREE TELEPHONE NUMBER, OR BY RETURNING THE ENCLOSED PROXY CARD.

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Thursday, May 27, 2010, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying materials are expected to be first sent or given to stockholders of the Company on or about April 23, 2010.

The close of business on March 29, 2010 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 19,764,635 shares of Common Stock outstanding and entitled to vote.

If your shares are registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered the “stockholder of record” of those shares and this Proxy Statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record (also called a registered stockholder) you can vote your shares in person at the Annual Meeting or you can vote by proxy using the Internet or telephone or by completing and returning the enclosed proxy card. Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 26, 2010. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this Proxy Statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account.

If you are a beneficial owner of shares held in street name, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote your shares according to the voting instructions that you receive from your broker, bank or nominee. The availability of Internet or telephone voting will depend upon the bank’s, broker’s or nominee’s voting processes.

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, each nominee who receives a plurality of the votes of the shares of the Company’s Common Stock present, in person or by proxy at the Annual Meeting, will be elected as a member of the Board of Directors. The ratification of the appointment of

Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 will require the affirmative vote of a majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting.

With respect to the election of directors, votes may be cast in favor or withheld, and election will be by plurality. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors. You may vote either for or against or abstain from voting on the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and ratification requires a majority of the votes present. Abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE EIGHT NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2011 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED AND (II) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON THURSDAY, MAY 27, 2010.

The Proxy Statement, the 2009 Annual Report on Form 10-K and the directions to the Annual Meeting are available at http://www.RRDEZProxy.com/2010/InfusystemHoldings.

PROPOSAL 1

ELECTION OF DIRECTORS

Eight directors are to be elected by a plurality of the votes of the shares of the Company’s Common Stock present in person or by proxy at the Annual Meeting to serve until the 2011 Annual Stockholders Meeting and until their successors have been duly elected and qualified.

Information Regarding Nominees to the Board of Directors

The table set forth below lists the names and ages of each of the nominees and the position and office that each nominee currently holds with the Company.

Name	Age	Position
Sean McDevitt	47	Chief Executive Officer and Chairman of the Board
John Voris	63	Director
Pat LaVecchia	43	Director, Vice Chairman of the Board
Wayne Yetter	64	Director
Jean-Pierre Millon	59	Director
David Dreyer	53	Director
James Freddo, M.D.	55	Director
Tim Kopra	47	Director

Each of the Directors was elected at the 2009 Annual Meeting except for Mr. Kopra who was appointed to the Board in April 2010.

Board of Directors—Experience and Qualifications

The Nominating & Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of Director nominees, as well as the composition of the Board of Directors as a whole. This assessment includes consideration of Directors’ independence, diversity, character, judgment and business experience. We believe that the eight Director nominees possess the requisite mix of skills, qualifications and experiences that will enable the Board of Directors and each committee of the Board of Directors to continue to provide sound judgment and leadership and to function effectively as a group. In addition, in accordance with newly adopted rules of the SEC, the biographical information for each Director nominee includes this year a summary of the specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that the person should serve as a Director of the Company.

Sean McDevitt

Sean McDevitt has served as the Company’s Chief Executive Officer since September 2009 and Chairman of the Board of Directors since August 2005. Mr. McDevitt is a founding principal, and since 2007 has been a Managing Director of, Maren Group, an investment banking firm which provides mergers and acquisitions advisory services in the healthcare and technology sectors. Prior to joining Maren Group, Mr. McDevitt was a Managing Director of FTN Midwest Securities Corp. from September 2004 to January 2007. In 1999, Mr. McDevitt co-founded Alterity Partners, a boutique investment bank which provided capital markets and merger and acquisition advisory services to high growth companies. Alterity Partners was acquired by FTN Midwest Securities Corp. in September 2004. Mr. McDevitt was formerly a senior investment banker at Goldman Sachs & Company from 1995 through 1999 where he led deal teams in a variety of technology and healthcare/biopharmaceutical transactions, including mergers and acquisitions, divestitures and initial public offerings. Prior to Goldman Sachs & Company, Mr. McDevitt worked in sales and marketing at Pfizer Inc. from 1991 until 1994. He was a Captain in the U.S. Army Rangers and was decorated for combat in the Panama invasion. He is a member of the Council on Foreign Relations. Mr. McDevitt received his B.S. in Computer Science and Electrical Engineering from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

Mr. McDevitt brings to the Company and the Board of Directors extensive experience as an investment banker, especially dealing with mergers, acquisitions and other transactions in the healthcare industry.

John Voris

John Voris has been a member of the Company’s Board of Directors since September 2005. Mr. Voris served as the Company’s Chief Executive Officer from September 2005 until October 2007. From August 2004 to July 2005, Mr. Voris was Chairman of Epocrates, Inc., a software company providing clinical information to healthcare professionals at the point of care. Mr. Voris retired from his position at Epocrates in July 2005 and did not accept another position until becoming the Company’s Chief Executive Officer and a member of the Board of Directors in September 2005. He was President and Chief Executive Officer of Epocrates from June 2000 until July 2004. Prior to Epocrates, Mr. Voris was Executive Vice President of PCS Health Systems from 1995 until 2000. During his tenure at PCS Health Systems, PCS Health Systems was a subsidiary of Eli Lilly from 1994 until 1999 and then of Rite Aid Pharmacies from 1999 until 2000. While at PCS, Mr. Voris had responsibility for all call centers, mail order pharmacies, sales and marketing of PBM services, product development and industry relations. Prior to PCS, Mr. Voris was with Eli Lilly from 1973 until 1995. Mr. Voris was Executive Director of the Infectious Disease Business Unit from 1993 until 1995, where he was responsible for world wide sales and marketing of a large portfolio of existing and development-stage anti-infectives. From 1988 until 1992, Mr. Voris was based in London as Director of Marketing for Europe, Middle East and Africa, where he had responsibility for sales, marketing and product development for the entire portfolio of Lilly pharmaceutical products. Prior to these positions, he held a variety of positions in sales, marketing, market research and business development. Mr. Voris received his M.B.A. and B.S. from the Kelley School of Business, Indiana University. Within the past five years Mr. Voris served on the board of directors of Oscrent Pharmaceuticals, Inc. (NASDAQ: OSCI). Mr. Voris currently serves on the Board of Directors of Epocrates, Inc. and Regenesis Biomedical.

Mr. Voris’ experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

Pat LaVecchia

Pat LaVecchia has been a member of the Company’s Board of Directors since September 2005 and has served as Vice Chairman since September 2009. Mr. LaVecchia served as the Company’s secretary from September 2005 to November 2007. Mr. LaVecchia has been a founding principal and Managing Partner of LaVecchia Capital LLC, a merchant banking and investment firm, since 2007 and has over 20 years of experience on Wall Street. Mr. LaVecchia has built and run several major Wall Street groups and has extensive expertise in capital markets including initial public offerings, secondary offerings, raising capital for private companies and PIPEs as well as playing the leading role in numerous mergers, acquisitions, private placements and high yield transactions. Prior to forming LaVecchia Capital, Mr. LaVecchia ran several groups at major Wall Street firms including: Managing Director and Head of the Private Equity Placement Group at Bear, Stearns & Company (1994 to 1997); Group Head of Global Private Corporate Equity Placements at Credit Suisse First Boston (1997 to 2000); Managing Director and Group Head of the Private Finance and Sponsors Group at Legg Mason Wood Walker, Inc (2001 to 2003); co-founder and Managing Partner of Viant Group (2003-2005) and Managing Director and Head of Capital Markets at FTN Midwest Securities Corp. (2005 to 2007). He was also at Hawk Holdings, a strategic venture capital firm from 2000 until 2001. Mr. LaVecchia received his B.A., magna cum laude (and elected to Phi Beta Kappa), from Clark University and an M.B.A. from The Wharton School of the University of Pennsylvania with a major in Finance and a concentration in Strategic Planning. Within the past five years Mr. LaVecchia served on the board of directors of TXP Corporation (OTC: TXPO). Mr. LaVecchia also currently serves as a board member of Technology Innovator Acquisition Ltd. Mr. LaVecchia sits on several advisory boards including as special advisor to the Chairman of China Energy Partners, Inc,, special advisor to the board of directors of Vietnam Lotus Holdings, Ltd. and currently serves on a non-profit board.

Mr. LaVecchia brings to the Company and the Board of Directors a strong background in capital markets from his experience in investment banking.

Wayne Yetter

Wayne Yetter has served a member of the Company’s Board of Directors since September 2005. From October 2009, Mr. Yetter has been Chief Executive Officer of ProActive for Patients Media, Inc. an early stage company providing a system for physician-to-patient communications to enhance adherence to medication therapies. He served as Chief Executive Officer of Verispan, LLC, a healthcare information company founded by Quintiles Transnational Corp. and McKesson Corp, from September 2005 to August 2008. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc. to assist Odyssey’s parent, PLIVA d.d., implement its strategy to exit the proprietary pharmaceutical business. Mr. Yetter has built and led a variety of multi-million dollar businesses and pharmaceutical operations for some of the largest companies in the world. After serving in Vietnam, Mr. Yetter began his career in the pharmaceuticals industry in 1970 as a sales representative for Pfizer. From Pfizer, he joined Merck & Co in 1977, where he led the Marketing Operations Group and then became Vice President of the Far East/Pacific region before starting the new company, Astra Merck, in 1991 as President and Chief Executive Officer. Under his leadership, Astra Merck’s product, Prilosec, grew to be the #1 pharmaceutical product in the United States at the time. Mr. Yetter then joined Novartis Pharmaceuticals in 1997, where he was President and Chief Executive Officer of the United States pharmaceutical business. In 1999, he joined IMS as Chief Operating Officer and later led its spinout company, Synavant, where he was Chairman and Chief Executive Officer for three years before Synavant merged with Dendrite International in 2003. Following the merger, Mr. Yetter founded and has acted as principal of BioPharm Advisory LLC since September 2003. He also served as an advisor to Alterity Partners from 2003 until 2004. Mr. Yetter was formerly Chairman of the Board for Transkaryotic Therapies Inc., which was acquired by Shire Pharmaceuticals. Mr. Yetter served as Chairman of the board of directors of Noven Pharmaceuticals, Inc. (NASDAQ: NOVN) through 2009 when it was acquired by Hisamitu and served on the board of Synvista Therapeutics, Inc. (AMEX: SYI) through 2009 when it dissolved. Mr. Yetter currently serves on the Board of Directors of EpiCept Corporation (NASDAQ: EPCT).

Mr. Yetter’s experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

Jean-Pierre Millon

Jean-Pierre Millon has served as a member of the Company’s Board of Directors since September 2005. Mr. Millon is a co-founder of BLS, LLC, a consulting and investing entity based in Indianapolis and established in 2002. Mr. Millon served as a consultant to AdvancePCS, successor entity to PCS Health Systems, from October 2000 to June 2002. Until September 2000, Mr. Millon was President and Chief Executive Officer of PCS Health Systems, one of the country’s largest pharmacy benefit managers. Prior to joining PCS in 1995, Mr. Millon was an executive with Eli Lilly and Co., PCS’ former parent company. His career with Lilly, started in 1976, spanned two decades and was highlighted by leadership positions in the United States, the Orient, Europe and the Caribbean Basin. Most recently, Mr. Millon served as President and General Manager of Lilly Japan, K.K. and Vice President of the Lilly pharmaceutical division in Kobe, Japan from 1992 until 1995. Mr. Millon was an advisory board member with Care Capital LLC, a healthcare venture fund from 2001 through 2003. Within the past five years Mr. Millon served on the board of directors of Medical Present Value, Inc. Mr. Millon also serves on the Board of Directors of CVS/Caremark Corporation (NYSE: CVS), Cypress Bioscience, Inc. (NASDAQ: CYPB), Prometheus Laboratories Inc. and HSI, Inc.

Mr. Millon’s experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

David Dreyer

David Dreyer has been a member of the Company’s Board of Directors since April 2008. Mr. Dreyer has served as Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, since

August 2009. Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS) since September 2004, and Treasurer since 2006. During Mr. Dreyer’s tenure, AMN grew to become the leader in healthcare staffing for physicians, travel nurses, and allied travel, doubling its revenue to $1.2 billion in 4 years. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc., a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. Mr. Dreyer is a Certified Public Accountant in California.

Mr. Dreyer brings to the Company and the Board of Directors financial expertise from his experience serving as a Chief Financial Officer of Sicor, Inc., AMN Healthcare Services, Inc. and Alphastaff Group, Inc.

James Freddo, M.D.

James Freddo, M.D. has been a member of the Company’s Board of Directors since April 2008. Dr. Freddo has served as Chief Medical Officer of Anadys Pharmaceuticals, Inc. (NASDAQ: ANDS) since July 2006. Prior to joining Anadys Pharmaceuticals, Dr. Freddo served as Vice President, Clinical Site Head and Development Site Head, Pfizer Global Research and Development, La Jolla from August 2005 until July 2006. From June 2002 until August 2005, Dr. Freddo served as Executive Director, Site Therapeutic Area Leader, Clinical Development, Oncology at Pfizer, Inc. While at Pfizer, Dr. Freddo led the team responsible for the registration of Sutent® (sunitinib malate), a drug approved by the U.S. Food and Drug Administration in January 2006 for the treatment of advanced kidney cancer and gastrointestinal stromal tumors. Prior to joining Pfizer, Dr. Freddo held a variety of senior management positions at Wyeth-Ayerst Research from December 1996 until June 2002, including Senior Director, Oncology, Senior Director, Infectious Diseases, and Senior Director, Transplantation Immunology. Dr. Freddo holds a B.S. degree in Medical Technology from the State University of New York at Stony Brook and a M.D. degree from the University of North Carolina, where he also completed his fellowship training.

Mr. Freddo is a medical doctor and brings to the Board the unique perspective of a doctor. In addition, Mr. Freddo’s experience as Chief Medical Officer of Anadys Pharmaceuticals, Inc. is valuable to the Company.

Tim Kopra

Tim Kopra became a member of the Company’s Board of Directors in April 2010. Mr. Kopra received his commission as a second lieutenant in May 1985 and was designated as an Army aviator in August 1986. He then completed a three-year assignment at Fort Campbell, Kentucky, where he served in a variety of leadership positions in the 101st Airborne Division’s air cavalry squadron. In 1990, Mr. Kopra was assigned to the 3rd Armored Division in Hanau, Germany, and was deployed to Southwest Asia where he served in Operations Desert Shield and Desert Storm. He completed his tour in Germany as an attack helicopter company commander. Mr. Kopra was designated as an experimental test pilot after completing the U.S. Navy Test Pilot School and served as the developmental test director for the Comanche helicopter program. In July 2000, Mr. Kopra was selected as an astronaut and competed two years of Space Shuttle, Space Station, and T-38 flight training. Mr. Kopra then served in the Astronaut Office, where his primary focus involved testing crew interfaces for International Space Station (ISS) pressurized modules as well as the implementation of support computers and operational Local Area Network on ISS. In September 2006, Mr. Kopra served with a six person crew aboard the National Oceanic and Atmospheric Administration’s Aquarius underwater laboratory as part of NASA Extreme Environment Mission Operations 11. Mr. Kopra completed his first space flight in 2009, logging two months in space. Mr. Kopra is currently assigned to STS-133 targeted for launch in September 2010. Mr. Kopra received a Bachelor of Science from the United States Military Academy at West Point, a Master of Science in Aerospace Engineering from the Georgia Institute of Technology, and a Master of Strategic Studies from the U.S. Army War College.

Mr. Kopra’s science and technology experience and backgrounds are valuable to the Company.

Board Leadership Structure

Since September 2009, Sean McDevitt has served as the Company’s Chief Executive Officer and Chairman of the Board of Directors. The Company believes that given the relatively small market capitalization and the current Company strategy, it is appropriate for one individual to hold both positions.

The Board of Directors’ Role in Risk Oversight

Risk is an integral part of the Board of Directors deliberations throughout the year. The Board of Directors oversees the management of the Company’s risk management.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the New York Stock Exchange (“NYSE”). Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Jean-Pierre Millon, Wayne Yetter, David Dreyer, James Freddo, M.D. and Tim Kopra have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of NYSE’s director independence standards and Audit Committee independence standards, as currently in effect. Sean McDevitt, the Company’s Chief Executive Officer and the Chairman of the Board, Pat LaVecchia, currently Vice Chairman and the Company’s Secretary prior to the Company’s acquisition of InfuSystem in October 2007, and John Voris, the Company’s Chief Executive Officer prior to the Company’s acquisition of InfuSystem in October 2007 are not currently considered independent in accordance with NYSE’s requirements.

Required Vote

In order to be elected to the Board of Directors, each nominee must receive a plurality of the votes of the shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting. Stockholders may only vote for or withhold their votes for the election of the nominees to the Board of Directors. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ELECT SEAN MCDEVITT, JOHN VORIS, PAT LAVECCHIA, JEAN-PIERRE MILLON, WAYNE YETTER, DAVID DREYER, JAMES FREDDO, M.D. AND TIM KOPRA AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2011 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of six meetings and took action by unanimous written consent on six occasions during the fiscal year ended December 31, 2009. Each incumbent director attended at least 75% of the meetings held by the Board of Directors. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers.

The Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which reports to the Board of Directors.

Audit Committee

The Audit Committee is composed entirely of independent directors. The following individuals are members of the Audit Committee: David Dreyer, Chairman, Jean-Pierre Millon and Wayne Yetter. Mr. Dreyer is the Chairman of the Audit Committee. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and adequacy of the Company’s accounting and control systems. The Audit Committee held eight meetings during the fiscal year ended December 31, 2009. Each member of the Audit Committee attended at least 75% of the meetings.

The Board of Directors has determined that Mr. Dreyer qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The following individuals are members of the Nominating and Governance Committee (the “Nominating Committee”): Wayne Yetter, John Voris and Pat LaVecchia. Wayne Yetter is the Chairman of the Nominating Committee. The Nominating Committee does not have a charter.

The Nominating Committee identifies nominees for election to the Board by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board of Directors does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2010 Annual Meeting.” All proposals for nomination received by the Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

In connection with Mr. Kopra’s appointment to the Board in April 2010, he first had conversations with each member of the Nominating Committee. The Nominating Committee then recommended to the full Board that Mr. Kopra be appointed as Director.

Compensation Committee

The following individuals are members of the Compensation Committee: John Voris, Pat LaVecchia and James Freddo. John Voris is the Chairman of the Compensation Committee. The Compensation Committee does not have a charter. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan.

For 2009, the entire Board of Directors carried out the duties typically associated with a compensation committee. In late 2009 the Compensation Committee began assuming compensation responsibility, and met one time late in the fiscal year ended December 31, 2009.

Executive Committee

In connection with Mr. Watkin’s resignation as Chief Executive Officer and Mr. McDevitt assuming the position of Chief Executive Officer, the Board created an ad hoc Executive Committee consisting of Mr. Yetter, Mr. Voris and Mr. McDevitt to assist in the transition.

Board Observation Rights

Pursuant to the terms of a Board Representation Agreement entered into by the Company and Great Point Partners, LLC (“Great Point”) effective October 12, 2007, Great Point has the right to participate as an observer at each meeting of the Board of Directors and any committee thereof provided that Great Point and any of its affiliated funds owns at least 10% of the Company’s outstanding common stock entitled to vote for the election of directors.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary. All communications will be compiled by the Secretary and submitted to the addressee.

Directors’ Compensation

The following table sets forth the compensation for the Company’s directors for the fiscal year ended December 31, 2009. See “Executive Compensation” for a description of Mr. McDevitt’s compensation.

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Voris	70,000	(2)	—	—	—	—	—	70,000
Pat LaVecchia	86,923	(3)	—	—	—	—	—	86,923
Wayne Yetter	74,000	(4)(2)	—	—	—	—	—	74,000
Jean-Pierre Millon	54,000	(4)	—	—	—	—	—	54,000
David Dreyer	58,000	(5)	—	—	—	—	—	58,000
James Freddo, M.D.	50,000		—	—	—	—	—	50,000

(1)	The Company’s directors receive $50,000 per year in connection with their services as members of the Board of Directors.
(2)	Includes $20,000 which represents a monthly fee of $5,000 prorated as of September 2009 in connection Mr. Yetter and Mr. Voris’ services as members of the Executive Committee.
(3)	Includes $36,923 which represents a monthly fee of $10,000 prorated as of September 2009 in connection with Pat LaVecchia’s services as Vice Chairman.
(4)	Includes $4,000 per annum paid to each of Wayne Yetter and Jean-Pierre Millon in connection with their services as members of the Audit Committee during the fiscal year ended December 31, 2009.
(5)	Includes $8,000 per annum paid to Mr. Dreyer in connection with his services as Chairman of the Audit Committee during the fiscal year ended December 31, 2009.

Restricted Stock Award Agreements

In April 2010 the Company’s directors were granted restricted stock awards pursuant to the Company’s 2007 Stock Incentive Plan. The directors received restricted shares of the Company’s common stock vesting over a three year period. The grants were approved by the Compensation Committee as follows:

Board Members	Restricted Stock Awards (# of Shares)
Sean McDevitt	450,000
Pat LaVecchia	250,000
John Voris	100,000
Wayne Yetter	100,000
James Freddo	75,000
David Dreyer	75,000
JP Millon	75,000

The entire restricted stock award will vest immediately upon a change of control of the Company. Upon the termination of such individual as a member of the Board of Directors, any remaining unvested shares of the restricted stock award will immediately be forfeited to the Company.

Cash Fees

On March 31, 2010, in view of their increased duties as discussed below, the Compensation Committee approved supplemental cash fees for the members of the Board of Directors as follows:

Board Members	Cash Retainer
Sean McDevitt	$30,000 per month
Pat LaVecchia	$17,000 per month
John Voris	$5,000 per month
Wayne Yetter	$5,000 per month
James Freddo	$4,000 per month
JP Millon	$4,000 per month
David Dreyer	$4,000 per month

These amounts are to be paid to each Director for the 12 month period commencing March 31, 2010 and for each successive 12 month period unless, at the commencement of any such successive 12 month period, the individual is no longer a Director or the Compensation Committee changes the amount or terms.

All the amounts listed above are in addition to the $50,000 per year retainer for Board member services. Mr. McDevitt’s $30,000 per month is in lieu of his previous $25,000 per month compensation for his services as Chief Executive Officer. Mr. LaVecchia’s $17,000 per month retainer is in lieu of his previous $10,000 per month for his services as Vice Chairman. Mr. Voris’ and Mr. Yetter’s $5,000 per month are in lieu of their previous $5,000 per month compensation for their services on the Executive Committee.

The Company believes that the Board plays a particularly active role and therefore believes the increase in Board compensation is appropriate. InfuSystem is a small public company with finite resources in human capital and finance. As InfuSystem works to transform into a much larger, diversified, multi-lined company healthcare company, specific internal knowledge will be required in the areas of strategic sales management, business development, Chief Medical Officer knowledge and acquisitions and integration. Paying outside consultants or hiring the requisite management team members to effect such a transformation would cost, in managements’ estimation, several million dollars. The deep experience and requisite knowledge of far larger corporations is resident in current members of the Company’s Board, however. The Company made the decision to rely heavily on the knowledge of its Board members and believes this will enable and assist the Company in successfully navigating this transformation at a much lower cost to stockholders.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the Board of Directors have selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2010. The Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 will require the affirmative vote of the majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting.

In the event that the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the Company’s stockholders best interest.

Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting.

Please see “Independent Auditors’ Fees” on page 26 for a discussion of the fees paid by the Company to Deloitte & Touche LLP for the fiscal years ended December 31, 2009 and December 31, 2008.

Required Vote

To be approved by the stockholders, the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 must receive the affirmative vote of a majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting. Abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the Company’s executive officers as of March 29, 2010.

Name	Age	Position
Sean McDevitt (1)	47	Chief Executive Officer
Sean Whelan	39	Chief Financial Officer

(1)	Sean McDevitt became Chief Executive Officer on September 7, 2009.

See “Proposal 1—Election of Directors” for biographical information regarding Mr. McDevitt.

Sean Whelan, CPA

Sean Whelan has served as the Company’s Chief Financial Officer since November 2007. Prior to joining the Company, Mr. Whelan held senior finance positions with Ford Motor Company since 1996. From 2005 to 2007, Mr. Whelan served as accounting director for Automotive Components Holdings, LLC, a subsidiary of Ford Motor Company, where he had direct oversight, financial and divestiture responsibility for the $5 billion entity. During 2005, he led the due diligence effort and overall acquisition accounting pertaining to Ford’s acquisition of Visteon’s 24 North American facilities. From 2003 to 2005, Mr. Whelan also held senior treasury roles at Ford Motor Company, where he was responsible for managing the interest rate risk and funding strategy for Ford Credit, with over $150 billion in assets. Prior to joining Ford Motor Company, Mr. Whelan was employed as a senior auditor for Deloitte & Touche LLP from 1992 to 1995. Mr. Whelan has a Bachelor of Business Administration degree and a Master of Accounting degree, both from the University of Michigan Ross School of Business. Mr. Whelan received his CPA certificate in 1995 and his Certified Internal Auditor certificate in 1996.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act with management and, based on such review and discussions, has approved the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Sean McDevitt

John Voris

Pat LaVecchia

Wayne Yetter

Jean-Pierre Millon

David Dreyer

James Freddo, M.D.

Tim Kopra

Compensation Discussion and Analysis

The Company’s Board of Directors believes that the success of the Company is largely based on the performance and skills of its executive officers. Therefore, when determining executive compensation, the Board of Directors focused on the concepts of rewarding executive performance and retaining and attracting top executive talent. The Company’s principal objectives with respect to executive compensation are to encourage strong executive leadership and provide value to the Company’s stockholders. For 2009 the Board of Directors was responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and administering the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan. The Company has entered into an employment agreement with Sean Whelan, the Company’s Chief Financial Officer. Please see “Employment Agreement with Sean Whelan” for a discussion of the terms and conditions of the employment agreement. As of September 2009, when Sean McDevitt became Chief Executive Officer, his salary became $300,000 per annum, which was prorated for the remainder of 2009.

Elements of Compensation

Base Salary

The Board of Directors sought to establish base salaries for the Company’s executive officers at levels that are competitive with base salary compensation paid to executive officers with similar responsibilities at other healthcare services companies comparable in size and annual revenues. The Board of Directors reviewed base salary levels annually and adjusted base salaries based on factors such as the Company’s overall business performance, the scope of the executive officer’s responsibilities, performance of the executive officer during the prior fiscal year, the executive officer’s experience and the competitive marketplace.

Non-Equity Incentive Plan Compensation

Bonus awards are intended to focus the efforts of our executive officers on the attainment of the Company’s business objectives. The Company has entered into an employment agreement with Sean Whelan, the Company’s Chief Financial Officer, which provides that Mr. Whelan may be eligible for the receipt of cash bonus awards provided that certain pre-established performance goals are met. Additionally, the Board of Directors may grant bonuses and other awards under non-equity compensation plans to executive officers at its own discretion. Mr. Whelan earned non-equity compensation in the amount of $198,000 for his services during the fiscal year ended December 31, 2009.

Stock-Based Compensation

The Company has adopted the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan. The objective of the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan is to encourage a level of ownership in the Company by executive officers and employees and to align their interests with those of the Company’s stockholders.

Benefits

The Company maintains group health, disability and life insurance for its executive officers and employees. Additionally, the Company maintains a matching 401(k) plan in which both executive officers and other employees are entitled to participate.

Agreements with Steve Watkins

On August 28 2009 Steve Watkins, Chief Executive Officer until September 7, 2009, entered into a separation agreement (the “Separation Agreement”) with the Company which contains a general release of the Company and its officers, directors and affiliates from any claims by him. Pursuant to the Separation Agreement, and in lieu of what Mr. Watkins may have been entitled to under the terms of his employment agreement with the Company, the Company will pay Mr. Watkins (i) his annual base salary of $310,500 for a period of two years following his resignation in accordance with the Company’s regular payroll practices and (ii) a bonus in the amount of $150,000 for the 2009 calendar year within 30 days of his resignation. The Company will continue to pay for Mr. Watkins’ existing health insurance benefits for a period of two years following his resignation. Additionally, any unvested portions of Mr. Watkins’ stock options or restricted share grants will vest pro rata based upon his services to the Company as Chief Executive Officer during the 2009 calendar year. All of the foregoing benefits are contingent upon Mr. Watkins’ satisfaction of certain confidentiality and non-compete obligations under the terms of the Separation Agreement. Both the Company and Mr. Watkins are also subject to mutual non-disparagement obligations.

Agreements with Sean McDevitt

On April 6, 2010 the Company and Sean McDevitt entered into a share award agreement that granted Mr. McDevitt the right to receive an aggregate of up to 2,000,000 shares of common stock of the Company upon the attainment of specified trading price levels and pursuant to certain other terms and conditions. The share award agreement was approved by the Compensation Committee of the Board of Directors.

Share Award Structure	Shares	Target Price
Tranche 1	250,000	$5.00
Tranche 2	250,000	$7.50
Tranche 3	500,000	$10.00
Tranche 4	1,000,000	$15.00

Total	2,000,000

All of the shares outstanding under the share award agreement will vest immediately upon the occurrence of any of the following: change of control of the Company, death of Mr. McDevitt, or the Company’s payment of dividends other than ordinary course cash dividends.

The shares to be issued pursuant to the share award agreement are outside the Company’s 2007 Stock Incentive Plan. The share award agreement provides that the Company will pay Mr. McDevitt compensation necessary to cover income taxes incurred in connection with the issuance of any shares pursuant to the share award agreement.

Mr. McDevitt’s incentive is all in equity and he is not eligible to receive cash incentive compensation.

On April 6, 2010 the Company’s directors, including Mr. McDevitt, were granted restricted stock awards pursuant to the Company’s 2007 Stock Incentive Plan. Mr. McDevitt was awarded 450,000 restricted shares of the Company’s common stock vesting over a three year period. The grants were approved by the Compensation Committee.

The entire restricted stock award will vest immediately upon a change of control of the Company. Upon the termination of Mr. McDevitt as a member of the Board of Directors, any remaining unvested shares of the restricted stock award will immediately be forfeited to the Company.

Additionally, Compensation Committee also approved cash compensation of $30,000 per month payable to Mr. McDevitt as compensation for his services as Chief Executive Officer. Mr. McDevitt’s cash compensation in his capacity as Chairman is unchanged.

Compensation Committee Interlocks and Insider Participation

The Company’s Board of Directors performs the duties typically delegated to a compensation committee. Executive compensation is determined by the Compensation Committee of the Company’s Board of Directors.

During the fiscal year ended December 31, 2009, none of the Company’s executive officers served at any time on the board of directors or compensation committee of any other entity one of whose executive officers served on the Company’s Board of Directors.

Summary Compensation Table

The following table sets forth the compensation of the executive officers of the Company for the fiscal years ended December 31, 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (2)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)		Total ($)
Sean McDevitt	2009	96,923	(1)	—		—		—	—	—	90,000	(3)	186,923
Chief Executive Officer	2008			—		108,000	(4)	—	—	—	90,000	(5)	198,000
	2007	—		—		—		—	—	—	—		—

Steve Watkins	2009	210,185	(6)	—		—		—	—	—	329,129	(7)	539,314
Former Chief Executive Officer	2008	300,000	(8)	—		580,000		396,000	75,000	—	13,394	(9)	1,364,394
	2007	54,000	(10)	—		—		—	—	—	2,387	(11)	56,387

Sean Whelan	2009	207,000	(12)	—		—		—	198,000	—	15,293	(13)	420,293
Chief Financial Officer	2008	200,000		—		217,500		—	45,000	—	16,687	(14)	479,187
	2007	28,000	(15)	53,008	(16)	—		—	—	—	2,139	(17)	83,147

(1)	The Company paid Sean McDevitt $96,923 in salary for the fiscal year ended December 31, 2009, which represents his $300,000 base salary prorated from September 7, 2009, the date Mr. McDevitt commenced his services as the Company’s Chief Executive Officer, to December 31, 2009.
(2)

In accordance with recently adopted amendments to the SEC’s proxy disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of restricted stock unit and stock option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This presentation reflects a change from prior year proxy statements where the amounts included in these columns reflected the compensation expense recognized in the fiscal year related to all outstanding equity awards (regardless of grant date). In accordance with the SEC rule amendment, amounts shown above for 2008 have been presented in accordance with the new rule. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized.
(3)	The Company paid Mr. McDevitt $90,000 in compensation, consisting of $50,000 per year in connection with his services as members of the Board of Directors and $40,000 in connection with his services as Chairman of the Board of Directors.
(4)	On June 3, 2008, Mr. McDevitt was granted 36,000 restricted shares of Common Stock, 50% of such shares to vest on the one year anniversary of the date of grant and the remainder to vest on the two year anniversary of the date of grant through which Mr. McDevitt remains a member of the Company’s Board of Directors. Represents the aggregate grant date fair value for the fiscal year ended December 31, 2008 in accordance with FASB ASC Topic 718.
(5)	Includes $40,000 paid to Mr. McDevitt in connection with his services as Chairman of the Board of Directors during the fiscal year ended December 31, 2008.
(6)	The Company paid Steve Watkins $210,185 in salary for the fiscal year ended December 31, 2009, which represents his $310,500 base salary prorated from January 1, 2009 to September 7, 2009, the date Mr. Watkins resigned as the Company’s Chief Executive Officer.
(7)	Includes $316,100 paid to Mr. Watkins in connection with his severance agreement. Also includes $2,952 in matching contributions to 401(k) plan and $10,127 in payments made in connection with car and gas allowance.
(8)	Pursuant to the terms of his employment agreement with the Company described below, Mr. Watkins is entitled to receive an annual base salary of $300,000 per year.
(9)	Includes $1,980 in matching contributions to 401(k) plan and $11,414 payments made in connection with car and gas allowance.
(10)	The Company paid Mr. Watkins $54,000 in salary for the fiscal year ended December 31, 2007, which represents his $300,000 base salary prorated from October 25, 2007, the date Mr. Watkins commenced his services as the Company’s Chief Executive Officer, to December 31, 2007.
(11)	Represents payments made in connection with car allowance.
(12)	Pursuant to the terms of his employment agreement with the Company described below, Sean Whelan is entitled to receive an annual base salary of $207,000 per year.
(13)	Includes $2,729 in matching contributions to 401(k) plan and $12,564 payments made in connection with car and gas allowance.
(14)	Includes $2,335 in matching contributions to 401(k) plan and $14,352 payments made in connection with car and gas allowance.
(15)	The Company paid Mr. Whelan $28,000 in salary for the fiscal year ended December 31, 2007, which represents his $200,000 base salary prorated from November 12, 2007, the date Mr. Whelan commenced his services as the Company’s Chief Financial Officer, to December 31, 2007.
(16)	Pursuant to the terms of his employment agreement with the Company, Mr. Whelan earned and was paid a one time starting bonus of $53,008.
(17)	Represents payments made in connection with a car allowance.

Grant of Plan Based Awards

There were no grants of awards made to a named executive officer for the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of December 31, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sean McDevitt	—		—	—	—	—	18,000	(2)	$39,600	—	—
Sean Whelan	—		—	—	—	—	18,750	(3)	$41,250	—	—
Steve Watkins	99,479	(4)	—	—	$2.90	May 6, 2018	—		—	—	—

(1)	Represents unvested restricted shares of Common Stock multiplied by $2.20, the closing price of the Company’s Common Stock on December 31, 2009, as quoted by the OTC Bulletin Board.
(2)	Sean McDevitt received a grant of 36,000 restricted shares of Common Stock on June 3, 2008. 50% of the restricted shares vested on June 3, 2009. The remainder of the restricted shares will vest on June 3, 2010. The restricted shares are subject to forfeiture under certain conditions as detailed below under the heading “Potential Payments Upon Termination or Change in Control.”
(3)	Sean Whelan received a grant of 75,000 restricted shares of Common Stock on May 6, 2008. 25% of the restricted shares vested on the grant date and 25% vested each on November 12, 2008 and 2009. The remainder of the restricted shares will vest on November 12, 2010. The restricted shares are subject to forfeiture under certain conditions as detailed below under the heading “Potential Payments Upon Termination or Change in Control.”
(4)	Steve Watkins received a grant of 300,000 stock options on May 6, 2008, which were to vest in equal increments of 25% over 4 years. On May 6, 2009, 25%, or 75,000 of the stock options vested and on September 7, 2009, 24,479 of the stock options vested, which represents the second increment of 75,000, prorated from May 6, 2009 to September 7, 2009, the date Mr. Watkins resigned as the Company’s Chief Executive Officer. The remainder of the unvested stock options were forfeited.

Option Exercises and Stock Vested

The following table shows the amounts received upon exercise of stock options or vesting of restricted stock granted during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting (1)
Sean McDevitt	—	—	18,000	(2)	56,700
Steve Watkins	—	—	40,959	(3)	96,254
Sean Whelan	—	—	18,750	(4)	50,250

(1)	Based upon the closing price of the Company’s Common Stock on May 6, 2008, November 12, 2008, June 3, 2009, September 7, 2009 and November 12, 2009 of $2.90, $2.10, $3.15, $2.35, and $2.68, respectively, as quoted by the OTC Bulletin Board.

(2)	The Company granted 36,000 restricted shares of Common Stock to Sean McDevitt on June 3, 2008. 50% of the restricted shares granted to Mr. McDevitt vested on June 3, 2009. The remainder of the restricted shares will vest on June 3, 2010. The restricted shares are subject to forfeiture under certain conditions as detailed below under the heading “Potential Payments Upon Termination or Change in Control.”
(3)	The Company granted 200,000 restricted shares of Common Stock to Steve Watkins on May 6, 2008. 25% of the restricted shares vested on the grant date and 25% vested on November 12, 2008. On September 7, 2009, 40,959 of the restricted shares vested, which represents the third increment of 50,000, prorated from May 6, 2009 to September 7, 2009, the date Mr. Watkins resigned as the Company’s Chief Executive Officer. The remainder of the unvested restricted shares were forfeited.
(4)	The Company granted 75,000 restricted shares of Common Stock to Sean Whelan on May 6, 2008. 25% of the restricted shares granted to Mr. Whelan vested on the grant date and 25% vested each on November 12, 2008 and 2009. The remainder of the restricted shares vest on November 12, 2010. The restricted shares are subject to forfeiture under certain conditions as detailed below under the heading “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

The following tables and footnotes quantify the payments and benefits that each named executive officer would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company as of December 31, 2009.

Sean McDevitt

As of December 31, 2009, Sean McDevitt did not have an employment agreement with the Company, however, please see the section titled “Executive Compensation—Agreements” on page 15 for more information.

The following table sets forth information, as of December 31, 2009, regarding the payments that would be received by Sean McDevitt in the event that his employment is terminated or the Company undergoes a change in control.

Benefit	Termination by Mr. McDevitt for any reason, by the Company for cause or by the Company upon Mr. McDevitt’s death or disability	Termination by the Company without cause		Change in Control
Restricted Stock	0	0 shares	(1)	10,307 shares(2)

(1)	Pro rata vesting of the 36,000 shares of restricted Common Stock based upon services performed by Mr. McDevitt during year of termination.
(2)	Any unvested portion of 36,000.

Sean Whelan

The following table sets forth information regarding the payments that would be received by Sean Whelan as provided for in his existing employment agreement with the Company in the event that his employment is terminated or the Company undergoes a change in control.

Benefit	Termination by Mr. Whelan for any reason, by the Company for cause or by the Company upon Mr. Whelan’s death or disability	Termination by the Company without cause		Change in Control
Severance	All annual base salary, vacation and benefits accrued but unpaid as of the date of termination.	$414,000	(1)	$0
Bonus	Bonus accrued but unpaid as of the date of termination.	$198,000	(2)	$0
Restricted Stock	0	2,517 shares	(3)	18,750 shares	(4)

(1)	Sean Whelan will be entitled to receive for a period of two years following the date of termination continued payment of his annual base salary of $207,000 in addition to (i) all annual base salary, vacation and other compensation accrued but unpaid as of the date of termination, and (ii) any bonus award earned in respect of the immediately preceding calendar year but not yet paid as of the date of termination.
(3)	Pro rata vesting of 75,000 shares of restricted Common Stock based upon services performed by Mr. Whelan during year of termination.
(4)	Any unvested portion of 75,000 restricted shares of Common Stock vest immediately.

Steve Watkins

Steve Watkins resigned as Chief Executive Officer of the Company effective September 7, 2009 and has entered into a severance agreement with the Company. Please see the section titled “Executive Compensation—Agreements” on page 15 for more information.

Employment Agreement with Sean Whelan

The Company entered into an at will employment agreement with Sean Whelan effective November 12, 2007 in connection with his position as Chief Financial Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Whelan receives a base annual salary of $207,000. He is also eligible for a bonus of up to $207,000 in the event that certain performance goals, pre-established by the Company, are met. Mr. Whelan earned a bonus in the amount of $198,000 for his services during the fiscal year ended December 31, 2009. Pursuant to the terms of the employment agreement, Mr. Whelan received a grant of 75,000 shares of the Company’s Common Stock under the InfuSystem Holdings, Inc. 2007 Incentive Compensation Plan during the fiscal year ended December 31, 2008. No grants were made in the fiscal year ended December 31, 2009. Mr. Whelan received a one time starting bonus of $53,008 during the fiscal year ended December 31, 2007 and he received a performance bonus of $45,000 for the fiscal year ended December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 29, 2010, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s officers and directors; and

•	all of the Company’s officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Great Point Partners, LLC (1)	4,500,000	23%
Jeffrey R. Jay, M.D. (1)	4,500,000	23%
David R. Kroin (1)	4,500,000	23%
Kimberly-Clark Corporation (2)	2,789,203	14%
Biomedical Value Fund, L.P. (1)	2,430,000	12%
Kleinheinz Capital Partners, Inc. (3)	2,067,480	11%
Kleinheinz Capital Partners LDC (4)	2,067,480	11%
John Kleinheinz (3)	2,067,480	11%
Biomedical Offshore Value Fund, Ltd. (1)	2,070,000	11%
Athena Capital Management, Inc. (4)	615,800	3%
Minerva Group LP (4)	819,122	4%
David P. Cohen (4)	1,434,922	7%
Steve Tannenbaum (5)	1,103,240	6%
Greenwood Investments, Inc. (5)	1,103,240	6%
Sean McDevitt (6)	2,450,902	12%
John Voris (7)	424,205	2%
Wayne Yetter (8)	269,972	1%
Jean-Pierre Millon (9)	268,806	1%
Pat LaVecchia (10)	267,091	1%
David C. Dreyer (11)	20,000	*
James L. Freddo (12)	20,000	*
Sean Whelan (13)	38,925	*
Tim Kopra	0	*
All directors and officers as a group (9 individuals) (14)	3,759,901	19%

*	Less than 1%
**	Based on 19,764,635 shares of Common Stock outstanding as of March 29, 2010. Shares of Common Stock subject to warrants and options that are currently exercisable or exercisable within 60 days of March 29, 2010 as well as shares of restricted stock which vest within 60 days of March 29, 2010 are deemed outstanding in addition to the 19,764,635 shares of Common Stock deemed outstanding as of March 29, 2010 for purposes of computing the percentage ownership of the person holding the warrants or options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(1)

Derived from Amendment No. 1 to Schedule 13D filed on December 5, 2007, by Great Point Partners, LLC, Jeffrey R. Jay, M.D. Mr. David Kroin, Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. Biomedical Value Fund, L.P. holds shared voting control and investment control with respect to 2,430,000 shares of Common Stock. Biomedical Value Offshore Value Fund, Ltd. holds shared voting control and investment control with respect to 2,070,000 shares of Common Stock. Great Point Partners,

LLC is the investment manager of each of Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. Jeffrey R. Jay, M.D. is a senior managing member of Great Point Partners, LLC and Mr. David Kroin is a special managing member of Great Point Partners, LLC. Great Point Partners, LLC, Jeffrey R. Jay, M.D. and Mr. David Kroin share investment control and voting control with respect to 4,500,000 shares of Common Stock. The business address of each of Great Point Partners, LLC, Jeffrey R. Jay, M.D., Mr. David Kroin and Biomedical Value Fund, L.P. is 165 Mason Street, 3rd Floor, Greenwich, Connecticut 06830. The business address of Biomedical Offshore Value Fund, Ltd is P.O. Box 1748 GT, Cayman Corporate Centre, 27 Hospital Road, Georgetown, Grand Cayman, Cayman Islands CJ08.
(2)	Derived from a Schedule 13G filed by I-Flow Corporation on October 29, 2007. I-Flow Corporation is the beneficial owner of and exercises sole investment and voting control with respect to 2,789,203 shares of Common Stock. The business address of I-Flow Corporation is 20202 Windrow Drive, Lake Forest, California 92630. In November 2009 Kimberly-Clark Corporation acquired I-Flow Corporation.
(3)	Derived from a Form 4 filed by Kleinheinz Capital Partners, Inc. (“Kleinheinz”), Kleinheinz Capital Partners LDC (“Kleinheinz LDC”) and John Kleinheinz on March 1, 2010. Kleinheinz, Kleinheinz LDC and John Kleinheinz may be deemed beneficial owners of 2,067,480 shares of Common Stock. This amount includes 500,000 shares of Common Stock issuable upon of warrants. The warrants may be exercised within 60 days of March 29, 2010 at a price of $5.00 per share and expire on April 11, 2011 or earlier upon the Company’s redemption of the warrants. Kleinheinz, Kleinheinz LDC and John Kleinheinz, as the principal of Kleinheinz and Kleinheinz LDC, exercise voting and investment control over the 2,067,480 shares of Common Stock. The business address of Kleinheinz and John Kleinheinz is 201 Main Street, Suite 2001, Fort Worth, Texas 76102. The business address of Kleinheinz LDC is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9002 Cayman Islands.
(4)	Derived from Amendment No. 1 to Schedule 13G filed on February 3, 2010, by Athena Capital Management, Inc. (“Athena”), Minerva Group, LP (“Minerva”), and David P. Cohen. Athena holds shared voting control and investment control with respect to 615,800 shares of Common Stock. Minerva is a general partner of Athena and holds voting control and investment control with respect to 819,122 shares of Common Stock. David P. Cohen is President of each of Athena and Minerva and holds shared voting control and investment control with respect to 1,434,922 shares of Common Stock which includes shares beneficially owned by Athena and Minerva. The business address of Athena, Minerva and David P. Cohen is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.
(5)	Derived from Amendment No. 1 to Schedule 13G filed on February 12, 2010 by Steve Tannenbaum, Greenwood Investments, Inc., (“Greenwood Investments”), Greenwood Capital Limited Partnership (“Greenwood Capital”) and Greenwood Investors Limited Partnership (“Greenwood Investors”). Greenwood Capital and Greenwood Investors may be deemed to beneficially own 554,969 and 548,271 shares of Common Stock, respectively. Greenwood Capital and Greenwood Investments also may be deemed to beneficially own 2,917,500 shares of Common Stock issuable upon of warrants. The warrants may be exercised within 60 days of March 29, 2010 at a price of $5.00 per share and expire on April 11, 2011 or earlier upon the Company’s redemption of the warrants. Greenwood Investments, as the general partner of both Greenwood Capital and Greenwood Investors, and Mr. Tannenbaum, as the president of Greenwood Investments, may be deemed to beneficially own 1,103,240 shares of Common Stock. Mr. Tannenbaum, by virtue of his position as president of Greenwood Investments, has exercises sole investment and voting control over 1,103,240 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital and Greenwood Investors is 222 Berkeley Street, 17th Floor, Boston, Massachusetts 02116.
(6)	Includes 1,195,858 shares of Common Stock issuable upon exercise of warrants. The warrants are currently exercisable at an exercise price of $5.00 per share and expire on April 11, 2011 or earlier upon the Company’s redemption of the warrants. Includes 18,000 restricted shares of Common Stock issuable to Mr. McDevitt within 60 days of March 29, 2010. The business address of Mr. McDevitt is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(7)	Includes 10,000 shares of restricted stock issuable to Mr. Voris within 60 days of March 29, 2010 pursuant to the terms of a restricted stock agreement between Mr. Voris and the Company. The business address of Mr. Voris is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.

(8)	Includes 10,000 shares of restricted stock issuable to Mr. Yetter within 60 days of March 29, 2010 pursuant to the terms of a restricted stock agreement between Mr. Yetter and the Company. The business address of Mr. Yetter is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(9)	Mr. Millon exercises shared voting and investment control with respect to 257,092 shares of Common Stock held in the name of the Millon Family Trust of which Mr. Millon is a trustee. Includes 10,000 shares of restricted stock issuable to Mr. Millon within 60 days of March 29, 2010 pursuant to the terms of a restricted stock agreement between Mr. Millon and the Company. The business address of Mr. Millon is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(10)	Includes 10,000 shares of restricted stock issuable to Mr. LaVecchia within 60 days of March 29, 2010 pursuant to the terms of a restricted stock agreement between Mr. LaVecchia and the Company. The business address of Mr. LaVecchia is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(11)	Includes 20,000 shares of restricted stock issuable to Mr. Dreyer within 60 days of March 29, 2010 pursuant to the terms of a restricted stock agreement between Mr. Dreyer and the Company. The business address of Mr. Dreyer is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(12)	Includes 20,000 shares of restricted stock issuable to Dr. Freddo within 60 days of March 29, 2010 pursuant to the terms of a restricted stock agreement between Dr. Freddo and the Company. The business address of Dr. Freddo is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(13)	The business address of Mr. Whelan is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(14)	The Company’s directors are deemed to be the collective beneficial owners of 3,759,901 shares or 19% of the Company’s outstanding Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and “related parties” (generally, directors, executive officers and stockholders owning five percent or greater of the Company’s outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related person transactions annually to determine whether it continues to be in the Company’s best interests.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2009. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements. The Audit Committee is comprised of David Dreyer, Chairman, Wayne Yetter and Jean-Pierre Millon, each of whom is an independent director as defined by the applicable SEC rules. The audit committee held eight meetings during the fiscal year ended December 31, 2009.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm Deloitte & Touche LLP for the fiscal year ended December 31, 2009. The Audit Committee reviewed and discussed with the independent registered public accounting firm the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent registered public accounting firm and with management the Company’s audited financial statements and the adequacy of the Company’s internal controls. The Audit Committee met with the independent registered public accounting firm, without management present, to discuss the results of the Company’s independent registered public accounting firm’s audits and the overall quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent registered public accounting firm.

The Audit Committee monitored the independence and performance of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, as amended. The Company’s independent registered public accounting firm has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence and the Audit Committee has discussed with the independent registered public accounting firm and management the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

David Dreyer, Chairman

Wayne Yetter

Jean-Pierre Millon

April 23, 2010

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and December 31, 2008 by Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Audit Fees

There were $455,340 and $553,000 in audit fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2009 and 2008, respectively. These fees were for professional services rendered for audits of annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q and proxy statement.

Audit Related Fees

There were no audit related fees billed by Deloitte & Touche LLP for the fiscal year ended December 31, 2009. There were $22,463 in audit related fees billed by Deloitte & Touche LLP for the fiscal year ended December 31, 2008. These fees were for professional services rendered in connection with performing a Sarbanes-Oxley information technology readiness assessment for the Company.

Tax Fees

There were no tax fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2009 and 2008.

All Other Fees

There were no other fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2009 and 2008.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2009 were 100% audit services.

The services provided for 2008 were 96.1% audit services and 3.9% audit related fees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it with respect to the fiscal year ended December 31, 2009, all reports were filed on a timely basis except for reports by (i) Sean McDevitt, the Company’s Chief Executive Officer and Chairman of the Board of Directors with respect to his grant of 1,234,044 restricted shares of Common Stock by the Company on February 3, 2009 and (ii) Sean Whelan, Chief Financial Officer of the Company with respect to the Company’s withholding 5,775 shares of Common Stock on December 18, 2009 in satisfaction of an income tax withholding obligation incident to the vesting of a restricted stock grant.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2011 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no later than December 24, 2010.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than December 24, 2010 and no later than January 24, 2011.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310; or by telephone at 1-800-522-6645. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

GENERAL

Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this Proxy Statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding printed proxy materials by mail to beneficial owners; and

•	Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

BY ORDER OF THE BOARD OF DIRECTORS

Janet Skonieczny
Secretary
InfuSystem Holdings, Inc.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

InfuSystem Holdings, Inc.

INTERNET

http://www.proxyvoting.com/inhi

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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FOLD AND DETACH HERE

Please mark your votes as indicated in this example X

Using a black ink pen mark your votes with an X as shown in this example. Please do not write outside the designated areas

Annual Meeting Proxy Card

The Board of Directors recommends a vote FOR the listed nominees.

I. Election of Directors FOR WITHHOLD *EXCEPTIONS

Nominees:

01 Sean McDevitt

02 John Voris

03 Pat LaVecchia

04 Wayne Yetter

05 Jean-Pierre Millon

06 David Dreyer

07 James Freddo

08 Tim Kopra

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

The Board of Directors recommends a vote FOR the following proposal:

II. Issues FOR AGAINST ABSTAIN

Ratification of the appointment of Deloitte & Touche LLP as registered independent public accountants for the fiscal year ended December 31, 2010

Mark Here for Address Change or Comments SEE REVERSE

Signature Signature Date

This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

The Proxy Statement and 2009 Annual Report are available at:

http://www.RRDEZProxy.com/2010/InfusystemHoldings

FOLD AND DETACH HERE

PROXY—INFUSYSTEM HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

THURSDAY, MAY 27, 2010

The undersigned hereby appoints Sean McDevitt and Sean Whelan and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote your shares of InfuSystem Holdings, Inc. Common Stock at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Thursday, May 27, 2010 at 1:00 p.m. (Eastern Time) at the offices of InfuSystem Holdings, Inc., located at 31700 Research Park Drive, Madison Heights, Michigan 48071, and at any adjournments thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED AND (II) FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS.

Please sign, date and return promptly in the enclosed envelope. (Continued and to be marked, dated and signed, on the other side)

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

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